Exhibit 99.01

A publicly held Nevada corporation

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

561 210 8535 * info@pugettechnologies.com * https://pugettechnologies.com/

Hermann Burckhardt

President and Chief Executive Officer

Thomas Jaspers

Secretary, Treasurer and Chief Financial Officer

Press Release

For Immediate Release:

Boca Raton, Florida, Tuesday, April 12, 2021

Puget Appoints Chief Technologies Officer and Elects Chemical Engineer to Board of Advisors

Puget Technologies, Inc. (“Puget”; Pink Open Market symbol “PUGE”), a Nevada corporation subject to reporting pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, is pleased to announce that it has retained Víctor Germán Quintero Toro as chief technologies officer (CTO). His duties will include responsibility for the design, development and maintenance of Puget’s internet presence including its website, its social media presence, information concerning Puget on the Internet, Puget’s internet security, etc.; evaluation of all potential acquisitions and monitoring all acquisitions and operating subsidiaries with respect to all matters involving technology; coordination and monitoring of all research and development activities involving technology; development of personal proprietary information conceived by him with respect to software applications for use on computers and other intelligent devices in the areas of coordination of medical services and transportation systems; and, performance of such other duties as are assigned to him by Puget’s president and boards of directors, subject to compliance with all applicable laws and fiduciary obligations.

Intellectual property developed by Mr. Quintero will belong to Puget subject to a ten percent royalty interest in his favor. Mr. Quintero is currently developing a proprietary transport control and programming system based on big data (a field that treats ways to analyze, systematically extract information from, or otherwise deal with data sets that are too large or complex to be dealt with by traditional data-processing application software) and artificial intelligence; and, a proprietary platform for improved doctor patient scheduling and treatment interaction. Such projects are expected to be developed and marketed by Puget and test marketed in the Commonwealth of Puerto Rico where Puget anticipates conducting a substantial portion of its activities in order to avail itself of benefits provided under the Puerto Rico Incentives Code Act (Act 60-2019). Excluded from the agreement is a proprietary hydroponic, hermetic, automated and controlled cultivation system using artificial intelligence (Colombian patent number NC2020 / 0000681) which Mr. Quintero will develop and market independently. Mr. Quintero will primarily work from the city of Manizales in the Republic of Colombia where he resides, availing Puget of the abundant academic and professional talent there as a result of the city’s status as a major academic center (with ten university campuses in a city of approximately 450,000 people), a city which is striving to emulate the information and technological accomplishments of major cities in the Republic of India, and, as required, from the Commonwealth of Puerto Rico.

Mr. Quintero, age 40, obtained a bachelor of science degree in electronic engineering from the Universidad Nacional de Colombia in 2002 and a bachelor of science degree with honors in computer and systems engineering in 2007 from the Universidad Tecnológica de Pereira, both in the Republic of Colombia. From 2007 to 2009 he was employed as a software architect at Accenture, PLC and from 2009 to 2012 he was employed as a consultant and software architect at Oracle Corporation, in the telecommunications area. In 2012, he was retained as a project manager at Walmart, Inc. charged with design of software apps involving automation of logistics, transportation, project distribution, inventory and digital marketing for diverse regional headquarters and distributions centers throughout the world. From 2013 through 2017, Mr. Quintero was employed at Cablevision Argentina as project manager, where he led the 4G implementation project and was involved with the integration of fixed networks with the mobile networks and design of the Quad Play service. In 2018 he was employed by Banco Santander, a major European bank with worldwide branches as a software architect on the digital platform integrating different online services as well as management and handling documentation. During that same year he was involved with Motorola, Inc., as a finalist in an applications development program, his entry involving an app for noninvasive measurement of blood glucose for diabetes patients and others. During 2019 Mr. Quintero was retained by a large pharmaceutical chain in the Republic of Colombia, “Evedisa”, to develop, improve, standardize and maintain its databases and while there, completed a postgraduate program in management at the Colegiatura del Café. Since 2020 Mr. Quintero has served as a project manager at Get In Marketing where he has integrated diverse services and projects in the areas of digital marketing, administration, communication and innovation.

Mr. Quintero is currently a researcher at the Universidad de Caldas in areas including information and communication technologies, pedagogy and integration of technology into education working with two centers of excellence and four A rated research groups. He is an international speaker in the fields of science, technology and education and has participated in the Congreso Iberoamericano held in Buenos Aires during November of 2014, the Congreso Internacional de Nuevas Tecnologías Educativas held in Mexico City in 2006, the II Congreso Internacional de Educación RUDECOLOMBIA held in Paipa, Boyaca, Colombia during 2007 and the Congreso Internacional de Tecnología held in 2009 at the Universidad del Valle in Cali, Colombia.

Puget has also added a new member to its Board of Advisors, Ms. Natalia Trujillo Orozco. In addition to her advisory duties, she will also act as the secretary of the Board of Advisors and of every committee thereof, responsible for coordinating all meetings and preparing required records for submission to Puget’s corporate secretary. Ms. Trujillo has a bachelor of science degree in chemical engineering from the Universidad Nacional de Colombia. During her studies she was member of the “Development of New Products and Functional Foods” research group where she worked on a project entitled “Evaluation of Osmotic Dehydration as a Pretreatment for Vacuum Impregnation of Chayote (Sechium edule)” presented by her at national events such as 8th and 10th regional meetings of the Red Regional de Semilleros de Investigación. Some of the written projects she coauthored include: (2018), “Biofuels Conversion by MixAlcoTM Process Using Municipal Solid Waste as Substrate: simulation and economic, environmental and social analysis”; (2018), “Producción de carbon activado a partir de cáscaras de naranja” (Production of Activated Carbon from Orange Peels); (2019), “Producción de 1, 3- Butadieno a partir de residuos agroindustriales” (Production of 1,3- Butadiene from Agro-Industrial Waste); (2019), “Estudio de factibilidad para el montaje y puesta en marcha de planta de producción carbón activado” (Feasibility Study for Assembly and Start-Up of an Activated Carbon Production Plant); (2019), “Aprovechamiento del borojó (Borojoa patinoi) para la elaboración de productos comestibles de alto valor commercial” (Use of Borojo [Borojoa patinoi] for the Production of High Commercial Value Edible Products). During 2019 she also worked with the Corporación Colombiana del Saber Científico SCIO (Colombian corporation of scientific knowledge) in Bogotá as a content analyst for publications in food research journals.

In addition to the foregoing, since 2017 she has served as a wellness counselor or advisor with respect to functional alimentation for individual clients in Colombia, Canada, El Salvador, Chile, Spain and in the United States. In addition to her university studies, she has completed the following courses: Introduction to psychology, Yale University; Herbal Medicine, University of Minnesota; Seguridad Agroalimentaria, Universidad Nacional Autónoma de México; Use of WordPress to Create a Blog for your Business, Coursera Proyect Network; Aromatherapy: Clinical Use of Essential Oils, University of Minnesota; Positive Psychiatry and Mental Health, University of Sydney; Weight Management: Beyond Balancing Calories, Emory University; Chemicals and Health, Johns Hopkins University; Nutrición y obesidad: control de sobrepeso, Universidad Nacional Autónoma de México; Introduction to Integrative Therapies and Healing Practices, University of Minnesota; Mindfulness in Integrative Healthcare, University of Minnesota; and, The Science of Well-Being, Yale University.

In addition to their academic and professional qualifications, Mr. Quintero and Ms. Trujillo add diversity to Puget, both being Hispanic, which is important with respect to Puget’s anticipated activities in Puerto Rico.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

For additional information, please contact Puget at 1 305 721 3128, by email at info@pugettechnologies.com or visit its website for continuing updates at https://pugettechnologies.com.